EXHIBIT 23


Deloitte & Touche LLP
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                         180 North Stetson Avenue     Facsimile:(312) 946-2600
                         Chicago, Illinois  60601-6779




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-62635 of Norwest Financial, Inc. on Form S-3 of our report dated January 18, 1999, appearing in the Annual Report on Form 10-K of Norwest Financial, Inc. for the year ended December 31, 1998.



\s\ Deloitte & Touche LLP

March 19, 1999
Chicago, Illinois

























Deloitte Touche
Tohmatsu